UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 17, 2010

BIOSCRIP, INC.
(Exact name of Registrant as specified in its charter)

Delaware	0-28740	05-0489664
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Clearbrook Road, Elmsford, New York	10523
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (914) 460-1600

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement.

On June 17, 2010, BioScrip, Inc. (the “Company”) entered into the Second Amendment to the Prime Vendor Agreement (the “Second Amendment”), dated as of June 1, 2010, by and among AmerisourceBergen Drug Corporation, a Delaware corporation (“ABDC”) and the Company and each of its subsidiaries (as amended, the “Agreement”).

The Second Amendment (i) adds as parties to the Agreement subsidiaries acquired by the Company as part of its acquisition of Critical Homecare Solutions, Inc. and its subsidiaries, (ii) modifies certain terms associated with certain monthly net purchasing volumes and (iii) extends the termination date under the Agreement from August 31, 2012 to December 31, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOSCRIP, INC.

Date: June 23 , 2010		/s/ Barry A. Posner
	By:	Barry A. Posner
Executive Vice President, Secretary and General Counsel